Sub-Item 77Q1(g)
Copies of agreements relevant to Sub-Item 77M
2-34393, 811-1879

Form of Agreement and Plan of Reorganization by Janus Investment Fund, on behalf of INTECH U.S. Managed Volatility Fund II and INTECH U.S. Managed Volatility Fund is incorporated herein by reference to Exhibit (4)(a) to Form N-14, filed on December 5, 2014, accession number 0001571049-14-007055 (File No.
333-200782). Since the filing thereof, the agreement has been signed by Stephanie Grauerholz and Heidi W. Hardin.